Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  336-584-5171

FOR IMMEDIATE RELEASE

Contact:     336-436-4855
             Pamela Sherry
             Investor@labcorp.com

Shareholder Direct: 800-LAB-0401
                    www.labcorp.com

LABORATORY CORPORATION OF AMERICA-REGISTERED TRADEMARK-ANNOUNCES
2003 SECOND QUARTER RESULTS

Reports EPS of $0.60; Operating Cash Flow Increases 32 Percent to
$123 Million; Combined Genomic and Esoteric Testing Revenues
Increase 34 Percent


Burlington, NC, July 22, 2003 - Laboratory Corporation of America-Registered Trademark-Holdings (LabCorp-Registered Trademark-) (NYSE:
LH) today announced results for the quarter ended June 30, 2003.

Second Quarter Results:
Revenues for the quarter were $743.7 million, an increase of 21.5 percent compared to the same period in 2002. Testing volume, measured by accessions, increased approximately 16.0 percent and price per accession increased approximately 5.5 percent compared to second quarter 2002.

Net income for the quarter increased to $86.4 million, or $0.60 per diluted share, compared to 2002 second quarter net income of $78.5 million, or $0.55 per diluted share. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $187.4 million for the quarter, or 25.2 percent of net sales, compared to $156.4 million, or 25.5 percent of net sales, for the same period in 2002.

During the quarter, the Company repaid $50 million in borrowings under its revolving line of credit, and repurchased approximately $53 million of Company stock. Operating cash flow was $123.2 million and the cash balance at the end of the quarter was $33.9 million.

"Our financial results, which include solid revenue growth and EBITDA performance, continued to be strong," said Thomas P. Mac Mahon, chairman and chief executive officer. "Cash generation was substantial, debt was further reduced, additional shares of LabCorp stock were repurchased, and our integration and synergy savings objectives for Dynacare and DIANON were achieved. Importantly, our financial performance was enhanced by our successful strategy to increase our genomic and esoteric testing businesses. We anticipate that our August launch of EXACT Sciences' colorectal cancer screening test will further demonstrate the value and significance of this strategy."

Six-Month Results:
Revenues for the period were approximately $1,455.9 million, an increase of 21.1 percent compared to the same period in 2002.
Testing volume, measured by accessions, increased approximately 15.0 percent and price per accession increased approximately 6.0 percent, compared to the comparable period in 2002.

Net income for the period increased to $160.3 million, or $1.10 per diluted share, compared to 2002 six-month net income of $144.3 million, or $1.01 per diluted share. EBITDA was $353.1 million, or
24.3 percent of net sales, compared to $294.0 million, or 24.4 percent of net sales, for the same period in 2002.

A live broadcast of LabCorp's quarterly conference call on July 22, 2003 will be available online at www.labcorp.com or at www.streetevents.com beginning at 10:00 a.m. Eastern Time, with an online rebroadcast continuing through August 29, 2003. The live call at 10:00 a.m. is also available in a listen-only mode by dialing 415-908-6208. A telephone replay of the call will be available through July 29, 2003 and can be heard by dialing 800-633-8284 (402-977-9140 for international callers). The access code for the replay is 211-51-445.

The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America-Registered Trademark-Holdings (LabCorp-Registered Trademark-) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.5 billion in 2002 and approximately 24,000 employees, the Company offers more than 4,000 clinical tests ranging from routine blood analyses to sophisticated molecular diagnostics. Serving over 200,000 clients nationwide, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. DIANON Systems, Inc. its Anatomic Pathology Center of Excellence, is a leader in oncology and genetic testing, and National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2002 and subsequent SEC filings.

- End of Text -

- Table to Follow -

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Statements of Operations
(in millions, except per share data)

                                            Three Months Ended
                                                 June 30,
                                          ---------------------
                                               (unaudited)
                                             2003         2002
                                          ---------------------
Net sales                                 $  743.7     $  612.4
Cost of sales                                427.2        336.1
Selling, general and administrative          164.1        137.0
Amortization of intangibles and
   other assets                                9.5          5.2
                                           -------      -------
Operating income                             142.9        134.1
                                           -------      -------
Other income (expense)                        (0.2)         0.2
Investment income                              2.4          1.2
Interest expense                             (10.0)        (4.2)
Income from equity investments                11.3           --
                                           -------      -------
Earnings before income taxes                 146.4        131.3

Provision for income taxes                    60.0         52.8
                                           -------      -------
Net earnings                              $   86.4     $   78.5
                                           =======      =======
Diluted earnings per common share:
Net earnings                              $   0.60     $   0.55
                                           -------      -------
Weighted-average shares
  outstanding                                145.0        143.4
                                           -------      -------
EBITDA                                    $  187.4     $  156.4
                                           -------      -------

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Statements of Operations
(in millions, except per share data)

                                             Six Months Ended
                                                 June 30,
                                         ------------------------
                                                (unaudited)
                                              2003        , 2002
                                         --------------------------
Net sales                                 $ 1,455.9     $ 1,202.4
Cost of sales                                 842.9         667.7
Selling, general and administrative           327.4         273.9
Amortization of intangibles and
   other assets                                18.0          10.3
                                           --------      --------
Operating income                              267.6         250.5
                                           --------      --------
Other income (expense)                         (0.3)         (0.4)
Investment income                               4.7           2.0
Interest expense                              (21.4)         (8.4)
Income from equity investments                 21.1            --
                                           --------      --------
Earnings before income taxes                  271.7         243.7

Provision for income taxes                    111.4          99.4
                                           --------      --------
Net earnings                              $   160.3     $   144.3
                                           ========      ========

Diluted earnings per common share:
Net earnings                              $    1.10     $    1.01
                                           --------      --------
Weighted-average shares
  outstanding                                 145.7         142.9
                                           --------      --------
EBITDA                                    $   353.1     $   294.0
                                           --------      --------

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Balance Sheets
(in millions, except per share data)

                                     (Unaudited)
                                       June 30,          December 31,
                                  -----------------    --------------

                                        2003                2002
                                  -----------------    --------------
Cash and cash equivalents            $    33.9           $    56.4
Accounts receivable, net                 444.5               393.0
Property, plant & equipment              368.2               351.2
Intangible assets and goodwill, net    1,834.2             1,217.5
Investments in equity affiliates         481.9               400.6
Other assets                             177.7               173.3
                                      --------            --------
                                     $ 3,340.4           $ 2,592.0
                                      ========            ========

Total bank debt                      $    88.1           $     3.5
Zero coupon-subordinated notes           518.0               512.9
5 1/2% senior note                       354.1                  --
Other liabilities                        639.6               463.9
Shareholders' equity                   1,740.6             1,611.7
                                      --------            --------
                                     $ 3,340.4           $ 2,592.0
                                      ========            ========


Notes to Financial Tables
-------------------------
1. EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization, and includes the Company's proportional share of the underlying EBITDA of the income from equity investments. The Company uses EBITDA extensively as an internal management performance measure and believes it is a useful, and commonly used measure of financial performance in addition to earnings before taxes and other profitability measurements under generally accepted accounting principles ("GAAP"). EBITDA is not a measure of financial performance under GAAP. It should not be considered as an alternative to earnings before income taxes (or any other performance measure under GAAP) as a measure of performance or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles earnings before income taxes, representing the most comparable measure under GAAP, to EBITDA for the three- and six-month periods ended June 30, 2003 and 2002:

                                     Three Months          Six Months
                                    Ended June 30,        Ended June 30,
                                   ----------------     ------------------
                                     2003     2002        2003      2002
                                   -----------------    ------------------
Earnings before income taxes       $ 146.4  $ 131.3      $ 271.7  $ 243.7
Add:
   Interest expense                   10.0      4.2         21.4      8.4
   Investment income                  (2.4)    (1.2)        (4.7)    (2.0)
   Other (income) expense, net         0.2     (0.2)         0.3      0.4
   Depreciation                       22.8     17.1         44.7     33.2
   Amortization                        9.5      5.2         18.0     10.3
   Equity investments' depreciation
    And amortization                   0.9       --          1.7       --
                                    ------   ------      -------   ------
   EBITDA                          $ 187.4  $ 156.4      $ 353.1  $ 294.0
                                    ======   ======       ======   ======